  Exhibit 99.2

INTERWEST TRANSFER COMPANY, INC

Condensed Financial Statements

September 30, 2017 and 2016 (Unaudited)

INTERWEST TRANSFER COMPANY, INC

TABLE OF CONTENTS

Page

Condensed Financial Statements:

Unaudited Condensed Balance Sheet	1

Unaudited Condensed Statements of Operations	2

Unaudited Condensed Statements of Stockholders' Equity	3

Unaudited Condensed Statements of Cash Flows	4

Notes to Financial Statements	5-7

INTERWEST TRANSFER COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

SEPTEMBER 30, 2017

Assets
SEPTEMBER 30, 2017
Current Assets:
Cash	$62,672
Accounts receivable, net of allowance of $4,456	84,671
Prepaid expenses	17,060

Total Current Assets	164,403

Property and equipment, net	11,768

Total Assets	$176,171

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$3,075
Accrued payroll	8,598
Deferred revenue	21,138

Total current liabilities	32,811

Stockholders' Equity:
Common stock, $1.00 par value 50,000 shares authorized, 27 issued and outstanding	27
Additional paid-in capital	5,728
Retained earnings	137,605

Total Stockholders' Equity	143,360

Total Liabilities and Stockholders' Equity	$176,171

The accompanying notes are an integral part of the financial statements.

INTERWEST TRANSFER COMPANY, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016

Revenues, net	$1,222,745	$1,248,641

Operating Expenses:
Bank and credit card fees	12,083	13,261
Computer expenses	17,229	19,222
Delivery and postage	20,389	25,011
Depreciation expense	5,504	8,421
Insurance	51,680	42,195
Outside services	21,654	9,711
Printing	44,790	67,485
Professional fees	115,190	27,931
Rent, related party	54,000	76,500
Salaries, wages and related benefits	422,194	297,802
Salaries, officer and stockholder	38,462	93,077
Telephone	9,947	8,695
Vehicle expenses	22,047	9,997
Other operating expenses	17,007	20,980

Total operating expenses	852,176	720,288

Operating income (loss)	370,569	528,353

Other income, interest	17	3

Income (loss) before provision for income taxes	370,586	528,356

Provision (benefit) for income taxes	--	--

Net income (loss)	$370,586	$528,356

Net income (loss) per share	$13,725	$19,569

The accompanying notes are an integral part of the financial statements.

INTERWEST TRANSFER COMPANY, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY

NINE MONTH PERIOD ENDING SEPTEMBER 30, 2017

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings

Balance, December 31, 2016	27	$27	$5,728	$985,022

Net income for the nine-month period ended September 30, 2017	--	--	--	370,586
Distributions to shareholder	--	--	--	(1,218,003)

Balance, September 30, 2017	27	$27	$5,728	$137,605

The accompanying notes are an integral part of the financial statements.

INTERWEST TRANSFER COMPANY, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Cash flows from operating activities:
Net income (loss)	$370,586	$528,356

Adjustments to reconcile net income (loss) to Net cash provided by operating activities:
Depreciation	5,504	8,421
(Increase) decrease in:
Accounts receivable	39,587	(5,235)
Prepaid expenses	6,763	91,900
Increase (decrease) in:
Accounts payable	(6,978)	52,046
Accrued expenses	5,943	(2,188)
Deferred revenue	21,138	21,375

Net cash provided (used) by operating activities	442,543	694,675

Cash flows from investing activities, Acquisition of equipment	--	--

Cash flows from financing activities, Distribution to shareholder	(1,218,003)	--

Net increase (decrease) in cash	(775,460)	694,675

Cash, beginning of period	838,132	50,837

Cash, end of period	$62,672	$745,512

Supplemental disclosures:
Interest paid	$--	$--

Income taxes paid	$--	$12,529

The accompanying notes are an integral part of the financial statements.

INTERWEST TRANSFER COMPANY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.
Summary of Business and Significant Accounting Policies

a.
Summary of Business

The Company was incorporated under the laws of the State of Utah on May 13, 1971. The Company is in the business of maintaining corporate shareholder records for publicly traded and private companies. On January 1, 2016 the company changed its year end from May 31 to December 31.

b.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

c.
Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash or cash equivalents.

d.
Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectable amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge of valuation allowance and credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

e.
Property and Equipment

Property and equipment is valued at cost. The company’s property and equipment are depreciated using primarily the straight-line method.

Notes to Financial Statements – Continued:

f.
Income Taxes

Effective January 1, 2016 the Company with the consent of its shareholder has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the 2016 financial statements.

Due to electing S corporation status the Company changed its year end from May 31 to December 31.

g.
Net Income per Share

The net income per share calculation is based on the weighted average number of shares outstanding during the period.

h.
Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.
Cash – Credit Risk

The Company has cash deposits totaling $613,640 at various banks at September 30, 2017. This exceeds the $250,000 covered by federal depository insurance by $95,910.

3.
Property and Equipment

Property and equipment consist of the following as of September 30, 2017:

September 30, 2017

Furniture and Fixtures	$115,886
Office Equipment	146,435
262,321
Accumulated Depreciation	(250,553)
$11,768

Depreciation expense for the nine month period ended September 30, 2017 is $5,504.

Notes to Financial Statements – Continued:

4.
Operating Leases

The Company leases office space from its president and stockholder on a month to month basis. The lease can be canceled with a 30-day notice from either party. Rent expense for the nine month periods ended September 30, 2017 and 2016 was $54,000 and $76,500, respectively.

5.
Retirement Plan

The Company has a 401K plan covering substantially all of its employees. During the nine-month period ended September 30, 2017 and 2016, the Company contributed $6,786 and $3,443, respectively.

6.
Subsequent Event

On October 2, 2017, Issuer Direct Corporation acquired all of the outstanding stock of Interwest Transfer Company, Inc. for $1,935,000 in cash and 25,235 shares of common stock (equivalent value of $333,000 at closing) paid at closing and $960,000 of cash to be paid equally over three years, resulting in a total purchase price of approximately $3,228,000 subject to a closing working capital adjustment as outlined in the stock purchase agreement.